================================================================================

                                   SIMON LEVER
                          CERTIFIED PUBLIC ACCOUNTANTS
                              AND BUSINESS ADVISORS



                                               January 8, 2007


Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549


Dear Sir/Madam:

We have read the statements included in the Form 10-KSB dated January 8, 2007, of Medical Technology & Innovations, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 8 insofar as they relate to our dismissal and our audits for the year ended June 30, 2001. We are not in a position to agree or disagree with the statements in
Item 4 regarding the engagement of another CPA.

                                                     Very truly yours,


                                                     /s/ Simon Lever LLP
                                                     Simon Lever LLP





















                444 Murray Hill Circle, Lancaster, PA 17601-4168
                     Phone 717.569.7081 * Fax 717.569.7313
                              www.simon-lever.com

--------------------------------------------------------------------------------